Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-169267) pertaining to the Verizon Savings and Security Plan for Mid-Atlantic Associates of Verizon Communications Inc. of our report dated June 27, 2014, with respect to the financial statements and supplemental schedule of the Verizon Savings Plan for Mid-Atlantic Associates included in this Annual Report (11-K) for the year ended December 31, 2013.

/s/ Mitchell & Titus LLP
Mitchell & Titus LLP
New York, New York

June 27, 2014